EXHIBIT 24.1
GENVEC, INC.
Power of Attorney
     KNOW ALL MEN BY THESE PRESENTS that the undersigned officers and directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Paul H. Fischer and Douglas J. Swirsky, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned, and in their respective names as officers and as directors of the Corporation, the Registration Statement on Form S-3 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to $100,000,000 of (i) the Corporation’s common stock, $0.001 par value per share (“Common Stock’), (ii) the Corporation’s preferred stock, $0.001 par value per share (“Preferred Stock”), (iii) the Corporation’s debt securities or (iv) warrants to purchase shares of Common Stock or Preferred Stock, any amendments to such Registration Statement (including post-effective amendments) and any Registration Statement relating to such Registration Statement under Rule 462, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Name and Title	Date

/s/ PAUL H. FISCHER	January 18, 2007

Paul H. Fischer, Ph.D.
President, Chief Executive Officer and Director

/s/ DOUGLAS J. SWIRSKY	January 18, 2007

Douglas J. Swirsky
Chief Financial Officer, Treasuer and Corporate Secretary

/s/ ZOLA P. HOROVITZ	January 18, 2007

Zola P. Horovitz, Ph.D.
Director

/s/ BARBARA H. FRANKLIN	January 18, 2007

Barbara H. Franklin
Director

/s/ WAYNE T. HOCKMEYER	January 18, 2007

Wayne T. Hockmeyer
Director

/s/ WILLIAM N. KELLEY	January 18, 2007

William N. Kelley, M.D.
Director

/s/ JOSHUA RUCH	January 18, 2007

Joshua Ruch
Director

/s/ HAROLD R. WERNER	January 18, 2007

Harold R. Werner
Director